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                                 FEDERAL FUNDS
                                AGENCY AGREEMENT


This agreement between First Bank (the Agent), and BankTEXAS N.A. ("the Bank") is to be in effect until cancelled or amended, and establishes the procedures and conditions by which the Agent will arrange for the purchase or sale of Federal Funds for the Bank.

     1. On a non-exclusive basis, the excess Federal Funds of the Bank will bought or sold to one or more of the banks on the attached list with a minimum of $25,000. and in increments of $25,000. A list of specific banks to which the Bank's funds have been sold will be available upon request to the Agent. The Agent is functioning only in an agency capacity, and shall not be liable to the Bank if the funds or interest are not repaid at maturity; that is to say, the Agent assumes no credit risk regarding the repayment of funds upon maturity.

     2. The trade will be for one business day, observing the same holidays that are observed by the Federal Reserve Bank of St. Louis.

     3. The principal on the settlement date and the principal and interest on the maturity date will be debited or credited as appropriate to the Bank's demand deposit account at First Bank. The Agent will confirm the Bank's order daily with a trade confirmation mailed to the Bank. Each business day, the Agent will buy or sell the same amount of the Bank's Federal Funds as was bought or sold the previous day unless the Agent gives notice from the Bank by 1:00 pm to change the total Federal
     Funds order.

     4. Under normal circumstances, our resale of your funds in the funds market, as your agent, will not exceed the Bank's concentration of funds limit as set forth on the attached schedule.

     5. The Agent will charge the Bank a fee for each transaction calculated at .05% per annum, (sales), or .20% per annum, (purchases), which may be revised at a future date at the Agent's discretion after giving written notice to the Bank.

         Agreed this 15th day of September, 1994.



FIRST BANK                                       BankTEXAS N.A.


By /s/ Ed Furman                                 /s/ Nathan C. Collins
   ------------                                  ---------------------
   (Agent)                                       (Bank)

EDWARD FURMAN                                    NATHAN C. COLLINS
Vice President                                   President and CEO



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                                APPROVED BANKS
                           AND CONCENTRATION LIMITS
                            FOR SALES OF FED FUNDS
                       DATE APPROVED:  SEPTEMBER 15, 1994




The Board of Directors of BankTEXAS N.A. has acknowledged its approval and authorization of the following list of "Approved Banks" as recipients of Federal Funds sold (loaned) on an unsecured basis. We also acknowledge that FIRST BANK (Creve Coeur) is acting as an agent regarding the sale of its funds to the following institutions, and as such assumes no liability for the return of principal and or interest resulting from such transactions. We further state that it has approved the following concentration of funds limits, with full consideration of the credit quality of the recipient institutions, and will notify First Bank (our agent) in writing should it find that alterations to this list are needed. Authority is herewith granted by the Board of Directors to the President of BankTEXAS N.A. to execute the "Federal Funds Agency Agreement" in the form attched hereto.


 1.  BANK IV                                WICHITA,   KS       $5 million

 2.  BOATMENS NATIONAL BANK                 ST. LOUIS, MO       $5 million

 3.  HARRIS TRUST                           CHICAGO,   IL       $5 million

 4.  LA SALLE, NB                           CHICAGO,   IL       $5 million

 5.  MERCANTILE, NA                         ST. LOUIS, MO       $5 million

 6.  MORGAN GTY                             NEW YORK,  NY       $5 million

 7.  NBD BANK                               DETROIT,   MI       $5 million

 8.  NORTHERN TRUST                         CHICAGO,   IL       $5 million

 9.  WACHOVIA                               WINSTON,   NC       $5 million

10.  FIRST BANK A SAVINGS BANK              ST. LOUIS, MO       $5 million

11.  SOUTHWEST BANK                         ST. LOUIS, MO       $5 million

12.  FIRST BANK                             O'FALLON,  IL       $5 million

13.  FIRST FEDERAL, PROVISO                 HILLSIDE,  IL       $5 million

14.  NATIONSBANK                            CHARLOTTE, NC       $5 million